EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2026 Results
Consolidated System-wide Sales grow 6.4% year-over-year, including 10.7% in International
Comparable Sales accelerated to 3.8%, including 8.5% at BK US and 5.5% at International
RBI returns $435 million of capital to shareholders via dividends and share repurchases
RBI remains on track for 8% organic Adjusted Operating Income growth in 2026

Miami, August 6, 2026 - Restaurant Brands International Inc. (“RBI”) (NYSE: QSR) (TSX: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2026. Josh Kobza, Chief Executive Officer of RBI commented, "We built on our strong start to 2026 with another quarter of over 3% global comparable sales and double-digit earnings growth, led by Burger King's standout performance and continued strength at International. These results show the benefits of our diversified portfolio and that the strategy we outlined at Investor Day is working. Burger King's performance is a great example of what's possible when you invest in the fundamentals and execute well – an approach we're applying across all of our brands."

Consolidated Operational and Financial Highlights
(in US$ millions, except per share and ratio data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Operational Highlights	2026	2025	2026	2025
System-wide Sales Growth (a)	6.4%	5.3%	6.3%	4.1%
System-wide Sales (a)	$12,702	$11,853	$24,213	$22,349
Comparable Sales	3.8%	2.4%	3.5%	1.3%
Net Restaurant Growth	2.9%	2.9%	2.9%	2.9%
System Restaurant Count at Period End	33,156	32,229	33,156	32,229

GAAP Financials
Total Revenues	$2,520	$2,410	$4,784	$4,519
Income from Operations	$716	$483	$1,322	$918
Income from Operations Growth	48.4%	(27.2)%	44.0%	(24.0)%
Net Income from Continuing Operations	$665	$264	$1,110	$487
Diluted Earnings per Share from Continuing Operations	$1.45	$0.58	$2.42	$1.07

Financial Highlights (b)
Adjusted Operating Income (AOI)	$715	$668	$1,324	$1,208
Organic AOI Growth	6.7%	5.7%	8.5%	4.3%
Adjusted EBITDA	$810	$762	$1,517	$1,404
Adjusted Diluted Earnings per Share (Adj. EPS)	$1.07	$0.94	$1.93	$1.70
Nominal Adj. EPS Growth	12.9%	9.2%	13.7%	6.5%
Organic Adj. EPS Growth	12.3%	10.3%	11.8%	10.0%
Net Leverage	4.1x	4.6x	4.1x	4.6x

(a)System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.
(b)Non-GAAP metrics. Please refer to "Non-GAAP Financial Measures" for further detail.

Reporting Segments
We have six operating and reportable segments, including four franchisor segments for our Tim Hortons, Burger King, Popeyes, and Firehouse Subs brands in the U.S. and Canada (“TH”, “BK”, “PLK”, and “FHS”, respectively) and a fifth franchisor segment for all of our brands in the rest of the world (“INTL”). Additionally, we have a sixth operating and reportable segment, Restaurant Holdings (“RH”), which includes the operations of Burger King restaurants acquired as part of our acquisition of Carrols Restaurant Group Inc. (the “Carrols Acquisition”), as well as our acquisition of Popeyes China (“PLK China”) (“PLK China Acquisition”) and Firehouse Subs Brazil (“FHS Brazil”) restaurants.

RBI maintains the franchisor dynamics in its TH, BK, PLK, FHS, and INTL segments (“Five Franchisor Segments”) to report results consistent with how the business will be managed long-term. This approach reflects RBI’s intent to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil and sunset the RH segment. RH results include Company restaurant sales and expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK for the Carrols Burger King restaurants and INTL for PLK China and FHS Brazil restaurants) and eliminated upon consolidation.

Items Affecting Comparability
Burger King China
On February 14, 2025, we acquired substantially all of the remaining equity interests in Burger King China ("BK China"). For 2025, BK China was classified as held for sale and reported as discontinued operations. As such, for 2025, results for BK China were not recognized in the INTL segment. However, BK China KPIs continued to be included in our INTL segment KPIs.

On January 30, 2026, we established a joint venture with CPE Alder Investment Limited, a fund managed by CPE ("CPE"), with respect to the operations of BK China (such joint venture, the “BK China JV”). CPE invested $350 million of primary capital into the BK China JV. Following the transaction, we deconsolidated BK China and began accounting for our remaining 17% equity interest in the BK China JV under the equity method of accounting and recognizing franchise revenue, primarily related to royalties, in our INTL segment. We refer to the acquisition of BK China and the subsequent establishment of the BK China JV collectively as the "BK China Transactions."

2026 Convention Timing Impact on Franchise and Property Results
In 2025, PLK and INTL hosted conventions in Q2, BK and FHS hosted conventions in Q3, and TH did not host a convention. In 2026, PLK and FHS will host conventions in Q3, TH and BK will host conventions in Q4, and INTL will not host a convention. Convention-related revenues and expenses are recognized in each segment's Franchise and property revenues and Segment F&P expenses, respectively, and have an immaterial net AOI impact.

Supplemental Disclosures
Please review the Trending Schedules posted on the RBI Investor Relations webpage under "Financial Information" for additional disclosures, including:
•Home Market and International KPIs by Brand and Company Restaurant Count by Segment;
•Segment Results with Disaggregated Franchise and Property Revenues (Royalties, Property Revenue and Franchise Fees and Other Revenue);
•Intersegment Revenue and Expense Eliminations;
•Burger King US "Reclaim the Flame" Expenditures by Quarter; and
•RH Burger King Carrols Restaurant-Level EBITDA Margins.

TH Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales Growth (a)	0.4%	3.9%	1.3%	2.1%
System-wide Sales (a)	$2,003	$1,995	$3,741	$3,626
Comparable Sales	0.1%	3.4%	0.8%	1.8%
Comparable Sales - Canada	0.1%	3.6%	0.7%	2.0%
Net Restaurant Growth	1.1%	0.3%	1.1%	0.3%
System Restaurant Count at Period End	4,570	4,521	4,570	4,521

Supply chain sales	$788	$732	$1,474	$1,343
Company restaurant sales	$11	$12	$20	$22
Franchise and property revenues	$262	$262	$495	$480
Advertising revenues and other services	$76	$78	$145	$142
Total revenues	$1,137	$1,083	$2,134	$1,987

Supply chain cost of sales	$635	$589	$1,199	$1,085
Company restaurant expenses	$9	$10	$18	$19
Segment F&P expenses	$86	$83	$168	$161
Advertising expenses and other services	$90	$93	$172	$159
Segment G&A	$34	$34	$68	$71
Adjustments:
Cash distributions received from equity method investments	$4	$4	$7	$7
Adjusted Operating Income	$287	$278	$516	$499

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.
For the second quarter, the increase in Total revenues was primarily driven by higher Supply chain sales due to increases in commodity prices and CPG net sales.

The increase in Adjusted Operating Income was primarily driven by revenue growth, partially offset by higher Supply chain cost of sales primarily due to higher commodity prices.

BK Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales Growth	8.2%	1.0%	6.9%	(0.3)%
System-wide Sales	$3,193	$2,952	$6,046	$5,652
Comparable Sales	8.6%	1.3%	7.2%	0.0%
Comparable Sales - US	8.5%	1.5%	7.2%	0.2%
Net Restaurant Growth	(0.8)%	(1.2)%	(0.8)%	(1.2)%
System Restaurant Count at Period End	6,992	7,046	6,992	7,046

Company restaurant sales	$44	$61	$90	$121
Franchise and property revenues (a)	$198	$182	$376	$350
Advertising revenues and other services (b)	$155	$144	$295	$273
Total revenues	$397	$388	$762	$744

Company restaurant expenses	$39	$57	$82	$111
Segment F&P expenses	$33	$33	$66	$64
Advertising expenses and other services	$156	$147	$297	$278
Segment G&A	$31	$31	$64	$67
Adjusted Operating Income	$137	$121	$252	$224
(a)Franchise and property revenues include intersegment revenues with RH consisting of royalties and rent of $30 million and $57 million during the three and six months ended June 30, 2026, respectively, and $27 million and $55 million during three and six months ended June 30, 2025, which are eliminated in consolidation.
(b)Advertising revenues and other services include intersegment revenues with RH consisting of advertising contributions and tech fees of $24 million and $45 million during the three and six months ended June 30, 2026, respectively, and $22 million and $42 million during the three and six months ended June 30, 2025, which are eliminated in consolidation.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and property revenues and Advertising revenues and other services from the Carrols Burger King restaurants included in RH (as footnoted above).

Burger King US Reclaim the Flame
Burger King is executing its multi-year "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. This plan includes investing up to $700 million through year-end 2028, comprised of advertising and digital investments (which were completed in 2024) and high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset"). As of June 30, 2026, we have funded $194 million out of up to $550 million planned toward the Royal Reset investments.

Second Quarter 2026 Results
The increase in Total revenues was primarily driven by the increase in Comparable Sales, partially offset by the net impact of refranchisings.

The increase in Adjusted Operating Income was primarily driven by higher Franchise and property revenues.

PLK Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales Growth	(3.1)%	1.6%	(3.5)%	(0.4)%
System-wide Sales	$1,529	$1,578	$2,950	$3,053
Comparable Sales	(5.1)%	(1.4)%	(5.8)%	(2.7)%
Comparable Sales - US	(5.2)%	(0.9)%	(5.8)%	(2.4)%
Net Restaurant Growth	0.5%	2.5%	0.5%	2.5%
System Restaurant Count at Period End	3,542	3,524	3,542	3,524

Company restaurant sales	$46	$46	$90	$93
Franchise and property revenues	$81	$87	$156	$165
Advertising revenues and other services	$72	$77	$143	$147
Total revenues	$199	$210	$389	$404

Company restaurant expenses	$41	$40	$79	$79
Segment F&P expenses	$3	$6	$6	$8
Advertising expenses and other services	$74	$80	$148	$152
Segment G&A	$18	$19	$36	$40
Adjusted Operating Income	$63	$66	$119	$126

For the second quarter, the decrease in Total revenues and Adjusted Operating Income was primarily driven by the decline in Comparable Sales.

FHS Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales Growth	7.5%	6.3%	7.4%	6.8%
System-wide Sales	$361	$336	$708	$658
Comparable Sales	0.4%	(0.8)%	0.0%	(0.2)%
Comparable Sales - US	0.7%	(1.1)%	0.5%	(0.4)%
Net Restaurant Growth	8.1%	6.4%	8.1%	6.4%
System Restaurant Count at Period End	1,482	1,371	1,482	1,371

Company restaurant sales	$12	$11	$23	$22
Franchise and property revenues	$29	$28	$58	$54
Advertising revenues and other services	$21	$20	$40	$36
Total revenues	$62	$59	$121	$113

Company restaurant expenses	$10	$9	$20	$19
Segment F&P expenses	$2	$2	$4	$3
Advertising expenses and other services	$21	$20	$42	$38
Segment G&A	$12	$13	$25	$27
Adjusted Operating Income	$17	$15	$31	$26

For the second quarter, the increase in Total revenues and Adjusted Operating Income was primarily driven by the increase in restaurant count.

INTL Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales Growth (a)	10.7%	9.8%	10.9%	9.3%
System-wide Sales (a)	$5,616	$4,992	$10,768	$9,360
Comparable Sales	5.5%	4.2%	5.6%	3.4%
Comparable Sales - INTL - Burger King	5.4%	4.1%	5.4%	3.4%
Net Restaurant Growth	5.1%	5.4%	5.1%	5.4%
System Restaurant Count at Period End	16,570	15,767	16,570	15,767

Franchise and property revenues	$253	$228	$488	$428
Advertising revenues and other services	$22	$21	$40	$40
Total revenues	$274	$250	$528	$468

Segment F&P expenses	$3	$9	$(11)	$14
Advertising expenses and other services	$24	$23	$46	$45
Segment G&A	$52	$47	$103	$98
Adjusted Operating Income	$194	$172	$390	$310

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.

For the second quarter, the increase in Total revenues was primarily driven by higher royalty revenues from Burger King and Popeyes restaurants resulting from the increase in System-wide Sales, as well as the resumption of royalty revenues from BK China. Results also reflect a favorable FX Impact of $4 million. Excluding the FX Impact, Total revenues increased by $20 million.
The increase in Adjusted Operating Income was driven by revenue growth, partially offset by an increase in Segment G&A primarily due to higher compensation-related expenses. Results also reflect a favorable FX Impact of $2 million. Excluding the FX Impact, Adjusted Operating Income increased by $20 million.

RH Segment Results	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, unaudited)	2026	2025	2026	2025

System-wide Sales	$506	$469	$954	$895
System-wide Sales - BK US	$493	$464	$932	$887
System-wide Sales - INTL	$13	$5	$23	$8
Comparable Sales	9.0%	2.9%	6.8%	1.0%
Comparable Sales - BK US	9.2%	2.9%	6.9%	1.0%
System Restaurant Count at Period End	1,104	1,044	1,104	1,044
System Restaurant Count at Period End - BK US	994	1,012	994	1,012
System Restaurant Count at Period End - INTL	110	32	110	32

Total revenues	$506	$469	$953	$901

Food, beverage and packaging costs	$154	$134	$287	$255
Restaurant wages and related expenses	$154	$152	$300	$297
Restaurant occupancy and other expenses (a)	$128	$120	$250	$233
Company restaurant expenses	$435	$406	$836	$785
Advertising expenses and other services (b)	$27	$24	$50	$45
Segment G&A	$27	$23	$51	$48
Adjusted Operating Income	$17	$16	$16	$23

Note: RH KPIs are shown consistently with RBI’s reporting calendar, but in 2025, results from BK Carrols restaurants in the statements of operations were shown consistently with the Carrols reporting calendar which for the three and six months ended June 30, 2025 were from March 31, 2025 to June 29, 2025 and from December 30, 2024 to June 29, 2025, respectively.
(a)Restaurant occupancy and other expenses include intersegment royalties and property expenses of $31 million and $58 million during the three and six months ended June 30, 2026, respectively, and $27 million and $55 million for the three and six months ended June 30, 2025, which are eliminated in consolidation.
(b)Advertising expenses and other services include intersegment advertising expenses and tech fees of $24 million and $45 million during the three and six months ended June 30, 2026, respectively, and $22 million and $42 million for the three and six months ended June 30, 2025, which are eliminated in consolidation.

The RH segment includes results from (i) Burger King restaurants acquired as part of the Carrols Acquisition and (ii) PLK China and FHS Brazil restaurants. RBI is actively working to refranchise the Carrols Burger King restaurants, and as a result, RH segment results reflect the impact of refranchisings as well as incremental investments in the PLK China and FHS Brazil start-up businesses.
For the second quarter, the increase in Total revenues was primarily driven by an increase in BK US Comparable Sales and an increase in PLK China restaurant count, partially offset by BK US refranchisings.

Adjusted Operating Income remained relatively flat as revenue growth was offset by an increase in Company restaurant expenses. The increase in Company restaurant expenses reflects higher BK US Company restaurant expenses, primarily driven by increased sales and depreciation and amortization expense, as well as expenses related to scaling our international start-up businesses.

Cash and Liquidity
The RBI Board of Directors has declared a dividend of $0.65 per common share and partnership exchangeable unit of RBI LP for the third quarter of 2026. The dividend will be payable on October 2, 2026 to shareholders and unitholders of record at the close of business on September 18, 2026.

On August 6, 2025, our Board of Directors approved a share repurchase program authorizing the repurchase of up to $1,000 million of our common shares from September 15, 2025 through September 30, 2027. For the three months ended June 30, 2026, we repurchased 1,821,167 of our common shares for $137 million, excluding excise taxes. Of these repurchases, 13,782 common shares had not yet settled as of June 30, 2026 and therefore were not retired at that date. As of June 30, 2026, we had $829 million remaining under the share repurchase authorization.

Subsequent Events
Subsequent to June 30, 2026 through July 31, 2026, we repurchased 463,385 of our common shares for $35 million and as of July 31, 2026 had $794 million remaining under the share repurchase authorization.

2026 Financial Guidance
For 2026, RBI continues to expect:
•Segment G&A (excluding RH) for 2026 between $600 million and $620 million;
•RH AOI of approximately $10 to $20 million;
•Adjusted Interest Expense, net between $500 million and $520 million; and
•Consolidated capital expenditures, tenant inducements and incentives (including RH), or "Total Capex and Cash Inducements" of around $400 million.

Long-Term Algorithm
RBI continues to expect the following long-term consolidated performance on average, from 2024 to 2028:
•3%+ Comparable Sales; and
•8%+ organic Adjusted Operating Income growth.
In addition, RBI continues to expect to reach 5%+ Net Restaurant Growth towards the end of its algorithm period.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 6, 2026, to review financial results for the second quarter ended June 30, 2026. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for a limited time following the release. The dial-in number is 1 (833) 461-5787 for U.S. callers, 1 (365) 657-4084 for Canadian callers, and 1 (585) 542-9983 for callers from other countries. For all dial-in numbers please use the following access code: 686849151.

Contacts
Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with nearly $49 billion in annual system-wide sales and over 33,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.
RBI’s principal executive offices are in Miami, Florida. In North America, RBI’s brands are headquartered in their home markets where they were founded decades ago: Canada for Tim Hortons and the U.S. for Burger King, Popeyes and Firehouse Subs. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about our expectations or beliefs regarding (i) the impact of macroeconomic pressures and currency fluctuations on our and our franchisees’ results of operations and business; (ii) our remodel program and refranchising efforts; (iii) future share repurchases; (iv) leverage and free cash flow, including our path to achieving investment-grade status; (v) our and our franchisees' future operational and financial performance, including our performance against our long-term algorithm; (vi) certain tax matters, including our estimates with respect to tax matters and their impact on future periods, and any costs associated with contesting tax liabilities; (vii) our future financial obligations, including capital expenditures and dividend payments; (viii) efforts to identify long-term partners for Popeyes China and investors for FHS Brazil and the subsequent sunset of the RH segment; (ix) refranchising of restaurants acquired in the Carrols Acquisition; (x) commodity prices; (xi) certain accounting matters, including the impact of changes in accounting standards and the assumptions underlying our critical accounting estimates; (xii) our growth opportunities and our ability to accelerate net restaurant growth, and (xiii) our plans and strategies for each of our brands to enhance operations and drive long-term, sustainable growth. The factors that could cause actual results to differ materially from our expectations are detailed in our filings with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as our annual and quarterly reports and current reports on Form 8-K, and include the following: (1) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (2) the effectiveness of our operational and culinary initiatives; (3) increased commodity prices; (4) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (5) changes in applicable tax laws or interpretations thereof, and our ability to accurately interpret and predict the impact of such changes or interpretations on our financial condition and results; (6) our supply chain operations; (7) our reliance on franchisees, including master franchisees and subfranchisees, to accelerate restaurant growth and execute their development commitments (including for BK China); (8) our relationship with, and the success of, our franchisees and risks related to our franchised business model; (9) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (10) evolving legislation and regulations, including in the area of franchise and labor and employment law; (11) global economic or other business conditions that may affect the desire or ability of our guests to purchase our products, such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health, food safety, brand identity and value; (12) our ability to refranchise restaurants acquired in the Carrols Acquisition and to identify and successfully consummate agreements with new partners for PLK China and new investors for FHS Brazil when we plan to do so, and our ability to subsequently sunset the RH segment; (13) the ability to access liquidity under our credit facilities and derivatives, including counterparty risks; (14) our indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (15) tariffs and their impact on economic conditions or our business; (16) our ownership and leasing of real estate; (17) our ability to successfully estimate the impact of certain accounting matters, including changes to factors underlying our critical accounting estimates and the price and pace of refranchisings; and (18) risks related to unforeseen events, such as natural disasters or pandemics.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Supply chain sales	$788	$732	$1,474	$1,343
Company restaurant sales	617	600	1,176	1,158
Franchise and property revenues	793	760	1,515	1,423
Advertising revenues and other services	322	318	619	595
Total revenues	2,520	2,410	4,784	4,519
Operating costs and expenses:
Supply chain cost of sales	635	589	1,199	1,085
Company restaurant expenses	508	498	985	966
Franchise and property expenses	139	144	258	274
Advertising expenses and other services	369	364	710	675
General and administrative expenses	181	188	361	379
(Income) loss from equity method investments	(2)	(5)	(4)	(10)
Other operating expenses (income), net	(26)	149	(47)	232
Total operating costs and expenses	1,804	1,927	3,462	3,601
Income from operations	716	483	1,322	918
Interest expense, net	124	132	247	262
Income from continuing operations before income taxes	592	351	1,075	656
Income tax (benefit) expense from continuing operations	(73)	87	(35)	169
Net income from continuing operations	665	264	1,110	487
Net loss from discontinued operations (net of tax of $0)	—	1	—	3
Net income	665	263	1,110	484
Net income attributable to noncontrolling interests	158	74	265	136
Net income attributable to common shareholders	$507	$189	$845	$348

Earnings per common share
Basic net income per share from continuing operations	$1.46	$0.58	$2.43	$1.07
Basic net loss per share from discontinued operations	$—	$(0.00)	$—	$(0.01)
Basic net income per share	$1.46	$0.58	$2.43	$1.07

Diluted net income per share from continuing operations	$1.45	$0.58	$2.42	$1.07
Diluted net loss per share from discontinued operations	$—	$(0.00)	$—	$(0.01)
Diluted net income per share	$1.45	$0.57	$2.42	$1.06

Weighted average shares outstanding (in millions):
Basic	348	328	347	327
Diluted	460	457	459	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data, Unaudited)

	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,063	$1,163
Accounts and notes receivable, net of allowance of $43 and $54, respectively	800	794
Inventories, net	224	205
Prepaids and other current assets	256	179
Assets held for sale - discontinued operations	—	489
Total current assets	2,343	2,830
Property and equipment, net of accumulated depreciation and amortization of $1,299 and $1,245, respectively	2,230	2,303
Operating lease assets, net	1,964	1,961
Intangible assets, net	10,945	11,190
Goodwill	6,183	6,306
Other assets, net	1,357	1,025
Total assets	$25,022	$25,615
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$884	$866
Other accrued liabilities	1,165	1,271
Gift card liability	183	249
Current portion of long-term debt and finance leases	82	68
Liabilities held for sale - discontinued operations	—	437
Total current liabilities	2,314	2,891
Long-term debt, net of current portion	13,206	13,250
Finance leases, net of current portion	243	261
Operating lease liabilities, net of current portion	1,908	1,900
Other liabilities, net	900	1,034
Deferred income taxes, net	1,056	1,120
Total liabilities	19,627	20,456
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2026 and December 31, 2025; 349,205,651 shares issued and outstanding at June 30, 2026; 346,323,165 shares issued and outstanding at December 31, 2025	2,870	2,859
Retained earnings	2,179	1,795
Accumulated other comprehensive income (loss)	(1,199)	(1,020)
Total Restaurant Brands International Inc. shareholders’ equity	3,850	3,634
Noncontrolling interests	1,545	1,525
Total shareholders’ equity	5,395	5,159
Total liabilities and shareholders’ equity	$25,022	$25,615

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars, Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$1,110	$484
Net loss from discontinued operations	—	3
Net income from continuing operations	1,110	487
Depreciation and amortization	155	148
Amortization of deferred financing costs and debt issuance discount	12	13
(Income) loss from equity method investments	(4)	(10)
(Gain) loss on remeasurement of foreign denominated transactions	(50)	207
Net (gains) losses on derivatives	(82)	(102)
Share-based compensation and non-cash incentive compensation expense	70	81
Deferred income taxes	(215)	8
Other non-cash adjustments, net	(7)	31
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(24)	(72)
Inventories and prepaids and other current assets	(35)	(30)
Accounts and drafts payable	42	(6)
Other accrued liabilities and gift card liability	(184)	(155)
Tenant inducements paid to franchisees	(18)	(14)
Changes in other long-term assets and liabilities	(13)	(19)
Net cash provided by operating activities from continuing operations	757	567
Cash flows from investing activities:
Payments for additions of property and equipment	(109)	(102)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	33	12
Net payments for acquisition of franchised restaurants, net of cash acquired	—	(152)
Settlement/sale of derivatives, net	28	40
Other investing activities, net	(12)	—
Net cash used for investing activities from continuing operations	(60)	(202)
Cash flows from financing activities:
Repayments of long-term debt and finance leases	(57)	(66)
Payment of common share dividends and Partnership exchangeable unit distributions	(579)	(544)
Repurchase of common shares	(170)	—
Proceeds from stock option exercises	35	20
Proceeds from derivatives	19	34
Other financing activities, net	(1)	1
Net cash used for financing activities from continuing operations	(753)	(555)
Net cash used for discontinued operations	(27)	(85)
Effect of exchange rates on cash and cash equivalents	(8)	19
(Decrease) increase in cash and cash equivalents, including cash classified as assets held for sale - discontinued operations	(91)	(256)
Increase in cash classified as assets held for sale - discontinued operations	(9)	(52)
(Decrease) increase in cash and cash equivalents	(100)	(308)
Cash and cash equivalents at beginning of period	1,163	1,334
Cash and cash equivalents at end of period	$1,063	$1,026
Supplemental cash flow disclosures:
Interest paid	$329	$360
Income taxes paid, net	$229	$285
Accruals for additions of property and equipment	$20	$22

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics and Non-GAAP Financial Measures

Key Operating Metrics
Key performance indicators (“KPIs”) are shown for RBI's Five Franchisor Segments. The KPIs for the Carrols Burger King restaurants are included in the BK segment and KPIs for the PLK China, BK China, and FHS Brazil restaurants are included in the INTL segment.
•System-wide Sales Growth refers to the percentage change in sales at all franchised restaurants and company restaurants (referred to as System-wide Sales) in one period from the same period in the prior year on a constant currency basis, which means the results exclude the effect of foreign currency translation ("FX Impact"). We calculate the FX Impact by translating prior year results at current year monthly average exchange rates. System-wide Sales is reported on a nominal basis.
•Comparable Sales refers to the percentage change in restaurant sales in one period from the same prior year period on a constant currency basis for restaurants that have been open for an initial consecutive period, typically at least 13 months. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly Comparable Sales calculation.
•Unless otherwise stated, System-wide Sales Growth, System-wide Sales and Comparable Sales are presented on a system-wide basis, which means they include franchised restaurants and company restaurants. System-wide results are driven by our franchised restaurants, as over 95% of system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.
•Net Restaurant Growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our Net Restaurant Growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats” and we believe these are helpful to build brand awareness, test new concepts and provide convenience in certain markets.
•Total Capex and Cash Inducements refers to the sum of payments for additions to property and equipment, tenant inducements paid to franchisees, other cash inducements (included in changes in other long-term assets and liabilities), and increase (decrease) in accruals for additions to property and equipment.
These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives. Total Capex and Cash Inducements is an indicator of the capital intensity of our business.
Non-GAAP Financial Measures
Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons management uses this information and why we believe this information may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance and liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

AOI represents Income from operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) expenses from non-recurring projects and non-operating activities. For the periods referenced, expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expenses, consisting primarily of professional fees, compensation-related expenses, and integration costs, incurred in connection with (a) the Carrols Acquisition, the PLK China Acquisition, and the BK China Transactions, and (b) the anticipated refranchising of restaurants held in the RH segment, primarily those acquired in the Carrols Acquisition, in connection with the planned sunset of the RH segment ("RH and BK China Transaction costs") and (ii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to reoccur in the foreseeable future, and the varied timing, size, and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.
Adjusted EBITDA is defined as earnings (net income or loss from continuing operations) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense from continuing operations, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.
Segment G&A is defined as general and administrative expenses excluding RH and BK China Transaction costs and Corporate restructuring and advisory fees. Segment G&A (excluding RH) is defined as Segment G&A for our Five Franchisor Segments.
Segment F&P Expenses is defined as franchise and property expenses excluding franchise agreement amortization ("FAA") and reacquired franchise rights amortization as a result of acquisition accounting.
Adjusted Net Income is defined as Net income from continuing operations excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).
Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.
Net Debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net Debt is used by management to evaluate RBI's liquidity. We believe this measure is an important indicator of RBI's ability to service its debt obligations.
Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Revenue growth, Income from Operations growth, Adjusted Operating Income growth, Net Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and the results of our RH segment. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil and sunset the RH segment. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.
Free Cash Flow ("FCF") is the total of Net cash provided by operating activities minus Payments for property and equipment. FCF is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash and it does not represent residual cash flows available for discretionary expenditures.
We are not currently able to reconcile our forward-looking non-GAAP measures because we cannot predict the timing and amounts of certain important components of estimated operating income and general and administrative expenses, including the impact of equity method investments and other operating expenses or income from non-recurring projects and non-operating activities, which could significantly impact GAAP results.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended June 30, 2026
(In millions of U.S. dollars, except per share data, Unaudited)

	Three Months Ended June 30,		Variance		RH Impact	FX Impact	Organic Growth
	2026	2025	$	%	$	$	$	%
Revenue
TH	$1,137	$1,083	$54	4.9%	$—	$(1)	$54	5.0%
BK	397	388	9	2.3%	—	—	9	2.3%
PLK	199	210	(11)	(5.4)%	—	—	(11)	(5.4)%
FHS	62	59	3	4.7%	—	—	3	4.7%
INTL	274	250	25	9.8%	—	4	20	8.1%
RH	506	469	36	7.7%	36	—	—	—%
Elimination of intersegment revenues (a)	(55)	(49)	(5)	11.0%	(5)	—	—	—%
Total Revenues	$2,520	$2,410	$109	4.5%	$31	$3	$75	3.8%

Income from Operations	$716	$483	$233	48.4%	$10	$(2)	$225	47.0%
Net Income from Continuing Operations	$665	$264	$401	152.1%	$7	$(2)	$396	151.6%

Adjusted Operating Income
TH	$287	$278	$9	3.2%	$—	$(1)	$10	3.5%
BK	137	121	16	13.2%	—	—	16	13.3%
PLK	63	66	(4)	(5.4)%	—	—	(3)	(5.3)%
FHS	17	15	2	11.4%	—	—	2	11.4%
INTL	194	172	23	13.2%	—	2	20	11.7%
RH	17	16	—	3.0%	—	—	—	—%
Adjusted Operating Income	$715	$668	$46	6.9%	$—	$2	$44	6.7%

Adjusted EBITDA	$810	$762	$48	6.3%	$3	$2	$43	5.9%

Adjusted Net Income	$490	$432	$59	13.6%	$1	$1	$56	13.0%
Adjusted Diluted Earnings per Share	$1.07	$0.94	$0.12	12.9%	$—	$—	$0.12	12.3%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Six Months Ended June 30, 2026
(In millions of U.S. dollars, except per share data, Unaudited)

	Six Months Ended June 30,		Variance		RH Impact	FX Impact	Organic Growth
	2026	2025	$	%	$	$	$	%
Revenue
TH	$2,134	$1,987	$147	7.4%	$—	$36	$111	5.5%
BK	762	744	18	2.4%	—	1	17	2.3%
PLK	389	404	(15)	(3.7)%	—	—	(15)	(3.8)%
FHS	121	113	9	7.7%	—	—	9	7.5%
INTL	528	468	60	12.9%	—	19	42	8.6%
RH	953	901	52	5.8%	52	—	—	—%
Elimination of intersegment revenues (a)	(103)	(97)	(6)	6.4%	(6)	—	—	—%
Total Revenues	$4,784	$4,519	$265	5.9%	$46	$55	$163	4.3%

Income from Operations	$1,322	$918	$404	44.0%	$—	$10	$394	42.6%
Net Income from Continuing Operations	$1,110	$487	$623	128.0%	$(4)	$8	$619	125.1%

Adjusted Operating Income
TH	$516	$499	$17	3.5%	$—	$9	$9	1.7%
BK	252	224	28	12.6%	—	—	28	12.6%
PLK	119	126	(7)	(5.2)%	—	—	(7)	(5.4)%
FHS	31	26	5	17.8%	—	—	5	17.6%
INTL	390	310	80	25.8%	—	11	69	21.5%
RH	16	23	(7)	(31.1)%	(7)	—	—	—%
Adjusted Operating Income	$1,324	$1,208	$116	9.6%	$(7)	$20	$104	8.5%

Adjusted EBITDA	$1,517	$1,404	$112	8.0%	$3	$22	$87	6.3%

Adjusted Net Income	$886	$775	$111	14.4%	$(5)	$17	$99	12.5%
Adjusted Diluted Earnings per Share	$1.93	$1.70	$0.23	13.7%	$(0.01)	$0.04	$0.20	11.8%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage, Free Cash Flow, and Capex and Cash Inducements
(In millions of U.S. dollars, except ratio, Unaudited)

	As of
Net Leverage	June 30, 2026	June 30, 2025
Long-term debt, net of current portion	$13,206	$13,428
Finance leases, net of current portion	243	282
Current portion of long-term debt and finance leases	82	221
Unamortized deferred financing costs and deferred issuance discount	78	104
Total debt	13,609	14,035

Cash and cash equivalents	1,063	1,026
Net debt	12,546	13,009

LTM Net Income from continuing operations	1,824	1,205
Net Income from continuing operations Net leverage	6.9x	10.8x

LTM Adjusted EBITDA	3,083	2,840
Net Leverage	4.1x	4.6x

Free Cash Flow	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
	2026	2025	2024	2025	2024	2026	2025
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$757	$567	$482	$1,714	$1,503	$1,904	$1,588
Payments for additions of property and equipment	(109)	(102)	(69)	(265)	(201)	(272)	(234)
Free Cash Flow	$648	$465	$413	$1,449	$1,302	$1,632	$1,354

	Three Months Ended June 30,		Six Months Ended June 30,
Capex and Cash Inducements	2026	2025	2026	2025
Payments for additions of property and equipment	$51	$38	$109	$102
Tenant inducements paid to franchisees	10	8	18	14
Other cash inducements (incl. in changes in other long-term assets and liabilities)	9	19	21	28
Increase (decrease) in accruals for additions to property and equipment	(8)	3	(34)	(29)
Total Capex and Cash Inducements	$62	$68	$114	$115

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures| Reconciliations
(In millions of U.S. dollars, except per share data, Unaudited)

Net income from continuing operations to Income from Operations to Adjusted Operating Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
	2026	2025	2026	2025	2024	2025	2024	2026	2025
			A	B	C	D	E	A + D - B	B + E - C
Net income from continuing operations	$665	$264	$1,110	$487	$727	$1,201	$1,445	$1,824	$1,205
Income tax (benefit) expense from continuing operations(3)	(73)	87	(35)	169	153	483	364	279	380
Loss on early extinguishment of debt	—	—	—	—	32	2	33	2	1
Interest expense, net	124	132	247	262	295	516	577	501	544
Income from operations	716	483	1,322	918	1,207	2,202	2,419	2,606	2,130
Franchise agreement and reacquired franchise rights amortization (FAA)	16	17	32	33	19	65	53	64	67
RH and BK China Transaction costs	3	16	9	22	13	37	22	24	31
Corporate restructuring and advisory fees	2	5	4	6	8	14	20	12	18
Impact of equity method investments(2)	3	(1)	4	(3)	(64)	5	(53)	12	8
Other operating expenses (income), net	(26)	149	(47)	232	(11)	261	(59)	(18)	184
Adjusted Operating Income	715	668	$1,324	$1,208	$1,172	$2,584	$2,402	$2,700	$2,438
Depreciation and amortization, excluding FAA	61	61	123	116	89	236	210	243	237
Share-based compensation and non-cash incentive compensation expense(1)	35	33	70	81	87	151	172	139	166
Adjusted EBITDA	810	762	$1,517	$1,404	$1,348	$2,970	$2,784	$3,083	$2,840
Net income from continuing operations to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income from continuing operations	$665	$264	$1,110	$487
Income tax (benefit) expense from continuing operations(3)	(73)	87	(35)	169
Income from continuing operations before income taxes	592	351	1,075	656
Adjustments:
Franchise agreement and reacquired franchise rights amortization	16	17	32	33
Amortization of deferred financing costs and debt issuance discount	6	7	12	13
Interest expense and loss on extinguished debt(4)	(7)	(6)	(14)	(10)
RH and BK China Transaction costs	3	16	9	22
Corporate restructuring and advisory fees	2	5	4	6
Impact of equity method investments(2)	3	(1)	4	(3)
Other operating expenses (income), net	(26)	149	(47)	232
Total adjustments	(3)	187	—	293
Adjusted income before income taxes	589	538	1,075	949
Adjusted income tax expense(3)(5)	99	106	189	174
Adjusted net income	$490	$432	$886	$775
Adjusted diluted earnings per share	$1.07	$0.94	$1.93	$1.70
Weighted average diluted shares outstanding (in millions)	460	457	459	456
Note: Totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2026 and 2025 cash bonus, respectively.
(2)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in Adjusted Operating Income which is our measure of segment income.
(3)The change in our effective tax rate was primarily due to discrete tax benefits resulting from the movements in net deferred taxes in connection with intra-group reorganizations, partially offset by the impact of the administrative guidance issued by the Organization of Economic Cooperation and Development ("OECD") in 2025. The reorganization has a favorable impact to the full year effective tax rate but does not impact the adjusted effective tax rate.
(4)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
(5)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.